                                  EXHIBIT 10.8

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  OEM AGREEMENT

This OEM Agreement ("Agreement") is made and entered into effective as of the 3rd day of March 1998 by and between Artifex Software Inc., a California corporation with its principal place of business located at San Rafael, California ("Supplier") and Quest Software, Inc. with its principal place of business located at 610 Newport Drive, Newport Beach, CA 92660 ("Distributor").

Distributor intends to create and offer licenses for a product to be known as Vista Plus (the "Product"), a general description of which appears in Exhibit B hereto. The Product will incorporate certain software licensed by Supplier (the "Software"), a general description of which appears in Exhibit A hereto, and associated documentation (the "Documentation", as defined in Section 2.3 hereof). Supplier wishes to grant to Distributor the right to incorporate the Software in the Product and distribute copies of the Software as incorporated in the Product, and Distributor wishes to acquire same.

NOW, THEREFORE, the parties hereto agree as follows:

1. General Terms and Conditions.

         (a) Grant of License to Distributor. Subject to the terms and conditions contained in this Agreement, Supplier hereby grants to Distributor and Distributor hereby accepts for the term of this Agreement the license rights described below. Such rights shall not be subcontracted, sublicensed, assigned or otherwise transferred, except with the prior written consent of Supplier, or as may be otherwise set forth in Section 16 hereof or Section D-1 of Exhibit D hereto. Supplier grants to Distributor a non-exclusive, nontransferable, license and right throughout the world to:

                  (i) modify the source code for the Software to produce such changes to the source code as may be necessary to ensure compatibility with the Product;

                  (ii) reproduce copies of the object code (binary) version of the Software and the Documentation provided (in whole or in part) as modified under (i) above (such copies to be referred to collectively herein as "Licensed Copies"), provided that each unit of any Product incorporating the Software (A) shall incorporate the Software into the Product in such a way that the Software shall not be available to the user on a stand-alone or independent basis, (B) shall comply with Section 1(e) below, and (C) shall comply with either Section l(f) below (in the case of demonstration copies) or Section D-2 of Exhibit D hereto (in the case of all other copies) (such copies to be referred to collectively herein as "Licensed Copies"); and

                  (iii) market and distribute the Licensed Copies directly and through Distributor's Third Party Resellers (as defined in subsection (c) below). No right is granted to distribute the source code for the Software.

         (b) Ownership of Modifications. Any modifications, adaptations or derivative works made from the source code for the Software will be owned as set forth in this section. For the purposes of this section, a "Bug" is a reproducible defect in the Software that causes the Software to fail to conform to its written specifications; a "Bug Fix" is a modification to the source code of the Software that removes a Bug. All Bug Fixes made by Distributor shall be reported by Distributor to Supplier and will be owned by Supplier and licensed to Distributor subject to this Agreement. Distributor agrees to assign, and hereby does assign and transfer, all right, title and interest in such Bug Fixes, including all intellectual property rights therein, to Supplier. All other modifications, adaptations, and derivative works of the source code licensed under this Agreement made by Distributor shall be owned by Distributor. Distributor agrees to grant and hereby does grant, Supplier a non-exclusive, sublicenseable, non-transferable, perpetual and worldwide license to modify, reproduce, use, market and distribute all such developments. The particular terms of such license shall be customary for similar agreements of this type, and may include a reasonable payment to Distributor from Supplier.

         (c) Third Party Resellers. Distributor shall have the right to appoint Third Party Resellers (subject to the conditions hereafter in subsection (e) to market and distribute the Product, provided that Distributor shall have executed a written subdistribution agreement with each such Third Party Reseller, which subdistribution agreement shall contain (i) provisions set forth in Section D-3.4 of Exhibit D hereto (Records) and Sections 1(d) (Export Control), 1(e) (End-Users; Notices), 6 (Product Warranty), 7 (Distributor Disclaimer), 9 (Proprietary Rights), 10 (Confidentiality), 12 (Effect of Termination), 14 (Governing Law), and 18.4 (Government Restricted Rights) hereof, (ii) a provision prohibiting such Third Party Reseller from sublicensing the rights granted to it in that agreement, and (iii) an express acknowledgment by such Third Party Resellers that if this Agreement shall terminate for any reason, then such subdistribution agreements shall automatically terminate without further action on the part of Distributor or Supplier. End user licenses granted during the term shall survive any such termination. Distributor shall remain responsible for all of its obligations under this Agreement notwithstanding any subdistribution agreement. Distributor will use its best efforts to ensure that all Third Party Resellers abide by the terms of the subdistribution agreements between Distributor and such Third Party Resellers, and, upon Supplier's request, will keep Supplier apprised of its activities to enforce such provisions with particular Third Party Resellers as they pertain to the Software. In addition, Distributor shall ensure that Supplier will have the right to enforce such agreements as a third party beneficiary, and Distributor agrees that (i) Supplier may join Distributor as a named plaintiff in any suit brought by Distributor against Third Party Resellers and (ii) Distributor will take such other actions, give such information and render such aid, as may be reasonably necessary to allow Supplier to bring and prosecute such suits.

         (d) Export Control. Distributor agrees that it and its Third Party Resellers will comply with all relevant laws regarding export of the Software and of the immediate product (including processes and services) produced directly by use of the Software. Distributor will indemnify Supplier and hold it harmless from any claim that Distributor or its Third Party Resellers have breached this section.

         (e) End-Users; Notices. Distributor shall ensure that each end-user of the Product is bound by a software license agreement that includes provisions substantially similar to those of Exhibit C hereto and that is applied to both the Software and the Documentation. Distributor shall use its best efforts to ensure that all Third Party Resellers also comply with this requirement. Distributor shall reproduce, on each copy of the Product and any documentation supplied with the product, wherever a copyright notice including the Distributor's own name appears, the copyright notice(s) specified in Exhibit A hereto. Upon Supplier's request, Distributor will keep Supplier apprised of its activities to enforce such end user license agreements with particular end users as they pertain to the Software. In addition, Distributor shall ensure that Supplier will have the right to enforce such agreements as a third party beneficiary, and Distributor agrees that (i) Supplier may join Distributor as a named plaintiff in any suit brought by Distributor against end users and (ii) Distributor will take such other actions, give such information and render such aid, as may be reasonably necessary to allow Supplier to bring and prosecute such suits.

         (f) Demonstration Copies. Subject to the other terms and conditions hereof, Distributor shall have the right to provide fully functional demonstration copies of the Product to end user at a charge covering only shipping, handling, and media costs. Distributor warrants that all such copies will cease to function within a fixed period after their first use, such period not to exceed 60 days. Such copies shall be exempt from the payment provisions of Section D-3.1(a) of Exhibit D hereto.

2. Deliverables and Shipping.

         2.1 Deliverables. Supplier shall provide to Distributor the source code for the Software and any per-copy identifying information specified in Section D-2 of Exhibit D hereto. The version of the Software initially provided to Distributor shall be as identified in Exhibit A hereto, with bug fixes and enhancements as of the effective date of this Agreement. Distributor shall make binary copies of the Software from the source code (as modified pursuant to 1(a)(i) above) for incorporation in the Product and shall package the binary code of the Software indivisibly with the Product, in a manner that complies with Section D-2 of Exhibit D hereto and with the copyright notice provisions of Exhibit A hereto.

         2.2 Upgrades. Provision of upgrades of the Software by Supplier to. Distributor, if any, shall be governed by Section E-1 of Exhibit E hereto.

         2.3 Documentation. Supplier will provide manual text in either electronic form or printed hard copy form including artwork if appropriate (collectively, "Documentation") with which Distributor may create product manual(s). Supplier reserves the right to review and suggest changes to the form, content and packaging of such product manuals and Distributor agrees to consider all reasonable changes requested by Supplier.

         2.4 Shipping. Shipment is F.O.B. Supplier.

3. Fees, Payment, Reports, and Records.

         3.1 Fees. In consideration for the rights granted hereunder, Distributor agrees to pay Supplier amounts as specified in Section D-3.1 of Exhibit D hereto.

         3.2 License Fee Change. Supplier reserves the right to change its license fees for the Software at its discretion from time to time by giving Distributor at least thirty (30) days prior written notice of any such change. Supplier agrees not to make any such change affecting copies of the Software distributed hereunder for at least one year from the effective date of the Agreement.

         3.3 Price Reference. Distributor agrees not to refer to the Software as free or imply the Software is included free, or refer to other Supplier product prices in relation to the Software or make any other similar claims, whether via advertising or packaging or any other form of communication, printed, verbal or otherwise, without Supplier's prior written agreement. Distributor's making of any such claim shall be deemed a material breach of this Agreement.

         3.4 Payment. Distributor shall pay Supplier as dcscribed in Section D-3.2 of Exhibit D hereto. Amounts due shall be considered paid when Supplier is in receipt of the due amount or upon confirmation of receipt by a bank designated by Supplier. From and after the date of any default hereunder, until such default is cured, a late payment fee shall accrue daily on such unpaid amounts at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is lower.

         3.5 Reports. Distributor shall provide Supplier with reports as described in Section D-3.3 of Exhibit D hereto.

         3.6 Records. Distributor shall keep records as described in Section D-3.4 of Exhibit D hereto.

4. Marketing Considerations.

         4.1 Reasonable Efforts. Distributor shall use reasonable efforts to market and distribute the Product through its sales channel(s).

         4.2 Co-Marketing. From time to time during the term of this Agreement, Distributor and Supplier may identify and implement mutually agreed upon co-marketing programs, including advertisements in trade and other publications.

         4.3 Publicity. Distributor and Supplier shall have the right to make the following public statement regarding the present Agreement:

         [Distributor] has licensed [Supplier]'s [Software] product for use in [Distributor]'s [Product] product.

This shall be the sole exception to the provisions of Section 10 below.

5. Support. Provision of support by Supplier to Distributor hereunder, if any, shall be governed by Section E-2 of Exhibit E hereto. Supplier shall have no support obligation to Distributor or any other party except as defined in that section.

6. Supplier Warranty.

Supplier warrants that (i) it has the right and authority to enter into this Agreement and to license the Software to Distributor in accordance with the terms hereof, and as of the date hereof is not aware of any claim that the Software infringes any rights of any third party, and (ii) the performance of the terms of this Agreement and of Supplier's duties to Distributor hereunder will not breach any separate agreement or arrangement by which Supplier is bound.

EXCEPT AS SET FORTH IN THIS SECTION 6, THE SOFTWARE AND DOCUMENTATION ARE PROVIDED TO DISTRIBUTOR "AS IS". SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOSS OF PROFITS, INCURRED BY DISTRIBUTOR, DISTRIBUTOR'S SUBLICENSEES, END-USERS OR THIRD PARTY RESELLERS, OR ANY OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Distributor Disclaimer.

Distributor shall not make, or authorize any of its sublicensees (if permitted hereunder) or any Third Party Reseller or other person or entity to make, any misrepresentation or warranty whatsoever with regard to the Software on behalf of Supplier. Distributor may make such a warranty on its own behalf, but Supplier shall have no liability with respect to such warranty. Distributor shall indemnify and hold Supplier harmless from and against any claim based on any warranty or representation made by or on behalf of Distributor, its sublicensees and/or Third Party Resellers.

8. Indemnification.

         8.1 Proprietary Rights, Supplier will defend Distributor against a claim that the Software as delivered to Distributor and used within the scope of this Agreement infringes a United States copyright issued as of the date hereof or involves misappropriation of trade secrets by Supplier ("Claim"), and Supplier will indemnify Distributor for any damages finally awarded by a court of competent jurisdiction based upon a Claim, provided that: (i) Distributor notifies Supplier in writing within thirty (30) days of any Claim, (ii) Supplier has sole control of the defense and all related settlement negotiations and
(iii) Distributor provides Supplier with the assistance, information and authority necessary to perform the above. Reasonable out-of-pocket expenses incurred by Distributor in providing such assistance will be reimbursed by Supplier. Supplier shall have no liability for any claim of infringement based on use of a superseded or altered version of the Software, or based on use of any part of the Product that was not supplied to Distributor by Supplier, or based on use of the Software in combination with any software or hardware not supplied by Supplier if use of the Software alone would not have given rise to the Claim. This Section states Distributor's exclusive remedy and Supplier's entire liability for any infringement.

         8.2 Other Indemnity, Distributor shall be responsible for and shall indemnify and hold Supplier harmless from any and all losses, liability, damages or expenses, including reasonable attorneys' fees, arising out of, or incurred, in connection with (i) Distributor's, or any of its sublicensees' or any Third Party Resellers' or any of Distributor's or such sublicensees' or Third Party Resellers' end-user's marketing, distribution, use or sublicensing of the Software, and (ii) any unauthorized representation, warranty or agreement, express or implied, made by Distributor or any of its sublicensees or Third Party Resellers or their respective sublicensees (if permitted hereunder) to or with any other party with respect to the Software.

         8.3 Limitation of Liability. Supplier's liability hereunder for any reason whatsoever, including Section 8.1, shall not exceed the amount actually paid by Distributor to Supplier.

9. Proprietary Rights.

         9.1 Ownership. Distributor acknowledges that as between Distributor and Supplier, Supplier controls all right, title, and interest in the Software and Documentation and any other software owned or licensed by Supplier hereunder. Except as expressly provided herein, Supplier does not grant to Distributor any other right or license, either express or implied, in the Software, Documentation, or any other software provided by Supplier hereunder. Distributor shall not reverse engineer, modify, adapt, translate or create derivative works based on the Software or knowingly permit any third party to do any of the foregoing, except as permitted by Section 1(a)(i) hereof.

         9.2 Use of Trademarks. Distributor shall not use any acronym, trademark, trade name, or other marketing name listed in Exhibit A hereto, unless under a separate arrangement with Supplier. Distributor shall not adopt, use or register any acronym, trademark, trade name or other marketing name of Supplier or any confusingly similar work or symbol as part of Distributor's own name or the name of any of its affiliates or the name of any product it markets.

10. Confidentiality.

                  (a) Confidential Information. The term "confidential information" shall refer to any information provided to one party by the other party marked with a proprietary, confidential or other similar notice or orally disclosed to one pasty as proprietary by the other party and followed by a writing within thirty (30) days of such oral disclosure indicating said information was confidential. Confidential Information shall not include information which (i) is or becomes generally known or available through no act or failure to act by the receiving party; (ii) is already known by the receiving party at the time of receipt as evidenced by its records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (iv) is disclosed by written permission of the party for whom such information is confidential or (v) is required to be disclosed by court order or law. Except as provided in Section 4.3 hereof, the contents of this Agreement shall be deemed Confidential Information.

                  (b) Limitations on Disclosure. Each party shall keep confidential and not disclose to any third party or use for its own benefit, except as expressly permitted herein, or for the benefit of any third party, any Confidential Information. Supplier shall not unreasonably withhold permission for Distributor to disclose the contents of this Agreement to a third party in connection with a potential acquisition or merger of Distributor, provided that any such third party shall have previously agreed in writing to be bound by the provisions of this Section 10.

11. Term and Termination.

         11.1 Term. This Agreement and the licenses granted hereunder shall remain in effect for so long as any proprietary rights in the Software are enforceable under the laws of any jurisdiction, unless earlier terminated as set forth below.

         11.2 Termination by Supplier. Supplier may terminate this Agreement and the licenses granted hereunder upon written notice (i) if Distributor fails to pay in full any payments hereunder when due and further fails to pay such outstanding amounts to Supplier within ten (10) days after receipt of written notice from Supplier specifying such failure to pay in full or (ii) for any other material breach of this Agreement by Distributor which Distributor fails to cure within thirty (30) days following written notice from Supplier to Distributor specifying such breach.

         11.3 Termination by Distributor. Distributor may terminate this Agreement and the license granted hereunder with or without cause at any time upon thirty (30) days' written notice to Supplier.

12. Effect of Termination.

         12.1 Reversion of Rights. Except as set forth below, in the event of termination of this Agreement for any cause, all rights granted to Distributor hereunder automatically revert to Supplier.

         12.2 Surviving Obligations. The following Sections shall survive termination of this Agreement for any cause: 1(b), 3, 7, 9, 10, and 12-18. Termination or expiration of this Agreement shall not affect any other rights of either party which may have accrued up to the date of such termination or expiration,

         12.3 Required Actions of Distributor. Upon termination or expiration of this Agreement, Distributor shall: (i) cease, and cause all Third Party Resellers to cease, marketing and distributing any product incorporating the Software and refrain thereafter from representing itself as a distributor of the Software or using any Supplier trademark (if such use had been permitted); (ii) return to Supplier or immediately destroy all stationery, advertising materials and other printed material in its or any of its Third Patty Resellers' possession or under its control containing or bearing any Supplier trademark;
(iii) take all appropriate steps to remove and cancel its listing in telephone books, directories, public records or elsewhere, which state or indicate that Distributor or any of its Third Party Resellers is a distributor of the Software; and (iv) return to Supplier all Confidential Information and other materials received from Supplier and all copies thereof.

         12.4 Retained Copy for Support. Notwithstanding the foregoing, Distributor may retain one copy of the Software and use such copy solely for the purpose of providing support to end users of the Product.

         12.5 Right to Distribute Stock on Hand. Notwithstanding the foregoing, upon termination of this Agreement for any cause other than a breach by Distributor, Distributor shall notify Supplier of the number of units of Product Distributor has in stock at the time of such termination. Provided that Supplier receives such notification within ten (10) days after such termination, Distributor shall have the right to distribute such stock on hand for a period of six (6) months, subject to the payment of license fees pursuant to Section 3 hereof and any other amounts due hereunder. At the end of such six
(6)-month period, or, if Supplier does not receive such notification within ten
(10) days after termination, or, if the Agreement was terminated due to Distributor's breach, at the end of such ten (10) day period, Distributor shall destroy all copies of all Products incorporating the Software and all copies of the Software within its possession or control (except as provided in Section
12.4 hereof) and shall promptly notify Supplier in writing of such destruction.

13. Independent Parties.

The parties are independent contractors. Neither party is an employee, agent co-venturer or legal representative of the other party for any purpose. Neither party shall have the authority to enter into any contracts in the name of or on behalf of the other party.

14. Governing Law.

This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, excluding its choice of law rules and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. In any legal action relating to this Agreement, Distributor agrees to the exercise of jurisdiction over it by a state or federal court in the County of Marin, California, and to such venue.

15. Notice,

All notices, including notices of address change, required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been received (a) when received if hand delivered, (b) five (5) days after being sent by first class U.S. mail, (c) two (2) business days after being sent by express mail or (d) when received if sent by confirmed telecopy, in each case addressed to the first address first set forth above or such other address as the parties may designate.

16. Nonassignability; Binding on Successors.

Any attempted assignment of its rights or delegation of its obligations under this Agreement, whether by operation of law or otherwise, by Distributor shall be void without the prior written consent of Supplier, which shall not be unreasonably withheld. A change of ownership of Distributor shall be deemed an assignment. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the parties hereto.

17. Force Majeure.

Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, and all acts of God, provided that the party experiencing the delay promptly notifies the other party of the delay.

18. Miscellaneous.

         18.1 Severability. In the event any provision of this Agreement is hold to be invalid or unenforceable, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement will remain in fall force and effect.

         18.2 Waiver. Any waiver (express or implied) by either party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

         18.3 Purchase Order. This Agreement alone sets forth Distributor's rights with respect to the Software. All different or additional terms or conditions in any Distributor purchase order or similar document shall be null and void.

         18.4 Government Restricted Rights. For U.S. government users, the Software and any related documentation are deemed to be "commercial computer software" and "commercial computer software documentation", respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, modification, reproduction, release, performing, displaying or disclosing of the Software and/or any related documentation by the U.S. Government shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement.

         18.5 Entire Agreement, Amendment. This Agreement and the Exhibits attached hereto constitute the final, complete and exclusive agreement between the panics and supersede all previous or contemporaneous agreements or representations written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party,

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the date first act forth above.


SUPPLIER                                         DISTRIBUTOR
Artifex Software Inc.

By:    /s/ Miles Jones                           By:    /s/ David Doyle
       -----------------------                          -----------------------
Name:  Miles Jones                               Name:  David Doyle

Title: President                                 Title: President

Date:  3/26/98                                   Date:  3/3/98

                                    Exhibit A

General Description of the Software
-----------------------------------

The Software licensed under the present agreement includes:

-     An interpreter that is compatible with the PostScript (TM) language;

- A library of C procedures that implement the graphics capabilities that appear as primitive operations in the PostScript language;

- A set of scalable outline fonts in PostScript Type 1 format, compatible in appearance and metrics with the fonts commonly distributed under the following names:

         Bookman (Demi, Demi Italic, Light, Light Italic)
         Courier (plain, Oblique, Bold, Bold Oblique)
         Avant Garde (Book, Book Oblique, Demi, Demi Oblique)
         Helvetica (plain, Oblique, Bold, Bold Oblique,
                  Narrow, Narrow Oblique, Narrow Bold, Narrow Bold Oblique) Palatino (Roman, Italic, Bold, Bold Italic)
         New Century Schoolbook (Roman, Italic, Bold, Bold Italic)
         Times (Roman, Italic, Bold, Bold Italic)
         Symbol
         Zapf Chancery Medium Italic
         Zapf Dingbats

Except as noted in the detailed documentation accompanying the Software, the Software is intended to execute properly any source program that conforms to the definition of the Level 2 PostScript Language as presented in the December 1990 printing of the PostScript Language Reference Manual (Second Edition) published by Addison-Wesley.

The initial version of the Software delivered to Distributor shall be version 5.10.

Trademarks
----------

Supplier has registered the trademark Artifex in connection with its products and services. Supplier has trademarked the name Artifex RIPSet for the Software. A non-commercial version of the Software is commonly known under the trade name Ghostscript or Aladdin Ghostscript; Supplier may also use this name internally for the Software.

Copyright Notices
-----------------

     Portions Copyright (C) 1988, 1997 Aladdin Enterprises. All rights reserved.

     Portions Copyright (c) 1993 Soft Horizons. All rights reserved.

-------------------------------------------
PostScript is a trademark of Adobe Systems, Incorporated.

                                    Exhibit B

Description of the Product
--------------------------

The VISTA Plus Postscript Option is a plug-in addition to the standard VISTA Plus product that allows the capture of files in Postscript (or PDF) format into Quest Software's VISTA Proprietary Format for online viewing and distribution from the VISTA Plus Windows or Java Clients. This option will be sold separately from the main VISTA Plus software described below.

Quest Software's VISTA Plus is a comprehensive report management system that provides users with electronic access to report information. VISTA Plus selectively captures reports, indexes and stores them in a secure, centralized report warehouse. Authorized users can then immediately access the reports from Windows or JAVA-based VISTA Plus Clients.

                                    Exhibit C

                                END USER NOTICES
                          TERMS OF END USER SUBLICENSES

All end user license agreements for the Product will contain at a minimum the following terms:

(1) Only a personal, nontransferable, and nonexclusive right to use the Product is granted to such end user,

(2) Artifex Software Inc. retains all title to the Software as incorporated in the Product, and all copies thereof, and no title to the Software, or any intellectual property in the Software, is transferred to such end user,

(3) The end user may not copy (i) the Product, except for one (1) copy for backup or archival purposes only and only as necessary to use the Product; or
(ii) any documentation accompanying the Product. All such copies are the proprietary information of Distributor and its licensors and suppliers and are subject to their copyrights;

(4) The end user agrees not to reverse engineer, decompile, or otherwise attempt to derive source code from the Product;

(5) Artifex Software Inc. is an intended third party beneficiary of the end user sublicense and is entitled to enforce it in its own name directly against the end user,

(6) ARTIFEX SOFTWARE INC. WILL NOT BE LIABLE TO THE END USER FOR ANY GENERAL, SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR OTHER DAMAGES ARISING OUT OF THE LICENSE OF THE PRODUCT EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES,

(7) Upon termination of the license, the end user will return all copies of the Product to Distributor;

(8) Use, duplication or disclosure of the Product by the U.S. Government is subject to "Restricted Rights", as that term is defined in the Department of Defense ("DOD") Supplement to the Federal Acquisition Regulations ("DFARS") in paragraph 252.227-7013(o)(1) if to the DOD, or, if the Product is supplied to any unit or agency of the U.S. Government other than DOD, the Government's rights in the Product will be as defined in paragraph 52.227-19(o)(2) of the Federal Acquisition Regulations ("FAR"). Use, duplication or disclosure by any foreign government is subject to equivalent restrictions as defined in that country's laws and/or regulations.

(9) Artifex: Software Inc. makes no warranties, express, implied or statutory, regarding the Product and the Software, including without limitation the implied warranties of merchantability and fitness for a particular purpose, or their equivalent under the laws of any jurisdiction.

Artifex Software, Inc., may be referred to as Distributor's licensor or supplier. The notices in paragraphs (2), (4), (6) and (9), shall be in bold, capital letters and be conspicuous to end users.

                                    Exhibit D

D-1.   Right to Sublicense.

Distributor may not sublicense the rights granted by this Agreement.

D-2.   Marking of Copies.

Subject to Distributor's payment obligations hereunder, no identification of individual copies is required under this Agreement

D-3.   Fees, Payment, Reports, and Records.

D-3.1  Fees.

(a) Per Unit License Fee. For each unit(site license) of the Product incorporating the Software sold by or on behalf of Distributor or its sublicensees hereunder, Distributor shall pay to Supplier at Supplier's principal place of business (without deduction or offset except as authorized by Supplier) the amount of [***] of Distributor's selling price of the corresponding unit (site license) of Product, or [***], whichever is greater. In the case of a Product sold through a Third Party Reseller, the "selling price(s)" shall be the unit price(s) paid to Distributor or sublicensee by such Third Party Reseller. Such prices are exclusive of, and Distributor shall pay for, shipping, any sales, use, property, value added or similar taxes, federal, state, or local, or other charges imposed on or with respect to the Software or its delivery, use or possession, except taxes based upon the net income of Supplier.

(b) Prepaid License Fees. There is no prepaid license fee due under this Agreement

(c) Major Version Fee, Distributor shall receive now Major Versions without additional charge.

(d) Continued Support Fee. For each quarter of Continued Support, Distributor shall pay Supplier the amount of [***]. In the event that Distributor has paid Supplier in excess of [***] in license fees under Section D-3.1(a) within the previous two (2) quarters, the Continued Support Fee for the then-current quarter shall be waived.

(e) Technology Access Fee. Distributor agrees to pay Supplier the amount of [***] as a technology access fee; this amount shall be due and payable as of the effective date of the present Agreement.




[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

D-3.2  Payment.

(a) Fee Due Date. The license fee for a given unit of the Software shall be incurred when Distributor receives notice that the corresponding unit of the Product has been sold, or when Distributor receives payment for the corresponding unit of the Product, whichever is sooner.

(b) Quarterly Payment. Within 30 days after the end of each calendar quarter, Distributor shall pay Supplier all license fees incurred during that quarter per subsection (a) immediately above, less credit for any amounts actually paid by Distributor within that quarter for returned units of the Product, unless Supplier agrees to other terms in advance in writing.

(c) Payment Currency and Instrument. All payments hereunder shall be in U.S. dollars, by check drawn on a U.S. bank.

D-3.3. Reports.

Payment of license fees shall be accompanied by a report which sets forth on a month-by-month basis the total number of units of the Product distributed by Distributor, its sublicensees, and their Third Party Resellers, during such quarter by each U.S. postal zip code or as may otherwise be agreed to in writing between Distributor and Supplier, and all amounts due under Section D-3.1 above, along with the basis for Distributor's calculation thereof. If the Product is sold at more than one price, or the price for the Product and hence the amounts due Supplier, changed during the quarter, the report shall set forth the number of units to which each different price applies.

D-3.4. Records.

Distributor shall keep accurate books and rewards of all units of the Software made and distributed hereunder. Upon 2 business days' notice, Supplier shall have the right to audit and make extracts from such books and records, at Supplier's expense, at most twice in each 12-month period. In the event that any audit reveals an underpayment to Supplier of more than 5% of the license fees payable during the period subject to audit Distributor shall pay the cost of the audit in addition to the amounts due.

                                    Exhibit E
(Upgrades and support)

E-1.   Upgrades,

(a) Version Numbering. From time to time, Supplier may release new versions of the Software. Each version shall be identified by three integers A.B.C or two integers A.B (equivalent to A.B.0). The integer A identifies the "Major Version" of the Software; the integer B identifies the "Minor Version"; the integer C identifies the "Incremental Version". Successive Incremental Versions denote bug fixes or minor improvements with no significant changes in specification; successive Minor Versions denote significant new features within the framework of an existing specification; successive Major Versions denote architectural changes in or additions to the specification.

(b) New Versions. Supplier shall notify Distributor promptly when a new version becomes available. At Distributor's request, Supplier shall deliver the new version to Distributor. For new Incremental and Minor versions. Distributor will have the same rights with respect to the new version as with respect to the version(s) delivered previously at no additional charge. For new Major Versions, Distributor may evaluate the new version internally for a period of 60 days at no charge; after that time, Distributor shall either destroy or return all copies of the new version to Supplier, or pay Supplier an amount or amounts specified in Section D-3.1(c) of Exhibit D hereto, in exchange for which Distributor will have the same rights with respect to the new Major Version as with respect to the version(s) delivered previously.

E-2.   Support and Engineering Services.

(a) Definition of Support. "Support" under this Agreement means Supplier using its commercially reasonable efforts to fix documented and reproducible failures of the Software to perform as specified in its written specifications. Supplier shall have no other support obligation to Distributor in connection with the Software.

(b) Initial Support Period. During the period starting with the initial delivery of the source code of the Software to Distributor hereunder and continuing through the end of the first calendar quarter whose last day is at least 9 months after the said delivery date (the "Initial Support Period"), Supplier shall provide Support to Distributor free of charge.

(c) Continued Support. For each calendar quarter after the Initial Support Period in which Distributor wishes Supplier to provide Support ("Continued Support"), Distributor shall pay Supplier the Continued Support Fee specified in Section D-3.1(d) of Exhibit D hereto. This support fee shall be payable at the end of the quarter before the quarter in which Continued Support is desired. Supplier shall have no obligation to provide Continued Support until it receives the Continued Support Fee.

(d) Support for Previous Major Versions. Supplier &hall cease providing Support for any Major Version of the Software one year after Supplier has released a subsequent Major Version.

(e) Engineering Services. Supplier shall have no obligation hereunder to provide Distributor with engineering services other than the Support set forth above.

                               FIRST OEM AMENDMENT

This First Amendment ("Amendment") is made and entered into as of the 4th day of June 1998 by and between Artifex Software Inc., with its principal place of business located at San Rafael, California ("Supplier"), and, Quest Software, Inc. with its principal place of business located at 610 Newport Center, Newport Beach, CA 92660 ("Distributor").

The text of this Amendment shall consist of the text of the existing OEM Agreement of March 3, 1998 between Artifex Software Inc. "Supplier" and Quest Software, Inc. "Distributor", with the following exceptions:

In Exhibit A under "Copyright Notices" please add the following sentence:.

"This software is based in part on the work of the Independent JPEG Group."


All other terms and conditions of the existing OEM Agreement shall apply to the licensing of Ghostscript(the Software).

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the date first set forth above,

SUPPLIER                                         DISTRIBUTOR
Artifex Software Inc.

By:    /s/ Miles Jones                           By:    /s/  David Doyle
       --------------------------                       ------------------------
Name:  Miles Jones                               Name:

Title: President                                 Title:

Date:  6/18/98                                   Date: